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                               KIRKLAND & ELLIS
               PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                            200 East Randolph Drive
                            Chicago, Illinois 60601

To Call Writer Direct:           312 861-2000                      Facsimile:
    312 861-2000                                                  312 861-2200


                                 April 7, 1998


Tuesday Morning Corporation
TMI Holdings, Inc.
Tuesday Morning, Inc.
Friday Morning, Inc.
TMIL Corporation
14621 Inwood Road
Dallas, TX  75244

          Re:  Tuesday Morning Corporation
               TMI Holdings, Inc.
               Tuesday Morning, Inc.
               Friday Morning, Inc.
               TMIL Corporation
               Registration Statements on Form S-4
               Registration Nos. 333-46017 and 333-46013
               -----------------------------------------

Ladies and Gentlemen:

     We are issuing this opinion letter in our capacity as special legal counsel to Tuesday Morning Corporation, a Delaware corporation (the "Company"), TMI Holdings, Inc., a Delaware corporation ("TMIH"), Tuesday Morning, Inc., a Texas corporation ("TMI"), Friday Morning, Inc., a Texas corporation ("FMI"), and TMIL Corporation ("TMIL"), a Delaware corporation, (i) in connection with the proposed registration by the Company of up to $100,000,000 in aggregate principal amount of the Company's 11% Series B Senior Subordinated Notes due 2007 (the "Exchange Notes") pursuant to a Registration Statement on Form S-4 (Registration No. 333-46017) initially filed with the Securities and Exchange Commission (the "Commission") on February 10, 1998 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Notes Registration Statement") and (ii) in connection with the proposed concurrent registration by the Company of up to $25,699,306 aggregate liquidation preference of the Company's 13 1/4% Senior Exchangeable Preferred Stock due 2009 (the "New Preferred Stock") pursuant to a Registration Statement on Form S-4 (Registration No. 333-46013) initially filed with the Commission on February 10, 1998 under the Act (such
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                               KIRKLAND & ELLIS


Tuesday Morning Corporation
TMI Holdings, Inc.
Tuesday Morning, Inc.
Friday Morning, Inc.
TMIL Corporation
April 7, 1998
Page 2


Registration Statement, as amended or supplemented, is hereinafter referred to as the "Preferred Stock Registration Statement"). The obligations of the Company under the Exchange Notes will be guaranteed (the "Note Guarantees") by TMIH, TMI, FMI and TMIL (collectively, the "Subsidiary Guarantors"). The Exchange Notes and the Note Guarantees are to be issued pursuant to the Indenture (the "Indenture"), dated as of December 29, 1997 by and among the Company, the Subsidiary Guarantors and Harris Trust and Savings Bank, as trustee, in exchange for and in replacement of the Company's outstanding 11% Senior Subordinated Notes due 2007 (the "Old Notes"), of which $100,000,000 in aggregate principal amount is outstanding. The New Preferred Stock is to be issued pursuant to the Company's Certificate of Designation as filed with the Secretary of the State of Delaware on December 29, 1997, in exchange for and in replacement of the Company's outstanding 13 1/4% Senior Exchangeable Preferred Stock due 2009 (the "Old Preferred Stock") of which $25,699,306 aggregate liquidation preference is outstanding. The Company and the Subsidiary Guarantors are referred to collectively herein as the "Registrants."

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Certificate of Incorporation and the Bylaws of each of the Registrants, (ii) minutes and records of the corporate proceedings of the Registrants with respect to the issuance of the Exchange Notes, the Note Guarantees and the New Preferred Stock, (iii) the Notes Registration Statement and the Senior Exchangeable Preferred Stock Registration Statement and (iv) that certain Registration Rights Agreement, dated as of December 29, 1997, by and among the Company, the Subsidiary Guarantors and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Goldman, Sachs & Co. and that certain Registration Rights Agreement, dated as of December 29, 1997, by and among the Company, the Subsidiary Guarantors and Merrill Lynch.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the
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                               KIRKLAND & ELLIS

Tuesday Morning Corporation
TMI Holdings, Inc.
Tuesday Morning, Inc.
Friday Morning, Inc.
TMIL Corporation
April 7, 1998
Page 3


genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrants. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants.

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     Based upon and subject to the assumptions, qualifications and the further limitations set forth below, we are of the opinion that when (i) the Notes Registration Statement and the Preferred Stock Registration Statement become effective, (ii) the Board of Directors and the appropriate officers of the Registrants have taken all necessary action to fix and approve the terms of the Exchange Notes, the Note Guarantees and the New Preferred Stock, (iii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iv) the Exchange Notes and the Note Guarantees have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof in exchange for the Old Notes, (v) the New Preferred Stock has been duly executed and authenticated in accordance with the provisions of the Certificate of Designation and duly delivered to the purchasers thereof in exchange for the Old Preferred Stock and (vi) the Exchange Notes, the Note Guarantees and the New Preferred Stock will be validly issued obligations of the Registrants.
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                               KIRKLAND & ELLIS

Tuesday Morning Corporation
TMI Holdings, Inc.
Tuesday Morning, Inc.
Friday Morning, Inc.
TMIL Corporation
April 7, 1998
Page 4


     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to each of the Notes Registration Statement and the Preferred Stock Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Notes Registration Statement and the Preferred Stock Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Notes Registration Statement and Preferred Stock Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                              Sincerely,



                              Kirkland & Ellis